UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2015

FOUNDATION MEDICINE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Foundation Medicine, Inc., a Delaware corporation (the “Company”), on January 12, 2015, the Company is party to a Transaction Agreement, dated as of January 11, 2015 (the “Transaction Agreement”), with Roche Holdings, Inc., a Delaware corporation (“Roche”). Pursuant to the Transaction Agreement, on February 2, 2015, Roche commenced a tender offer (the “Offer”) to purchase up to 15,604,288 shares of the Company’s common stock, par value $0.0001 per share (each a “Share”), representing, when added to the Shares already owned by Roche Holding Ltd (“Parent”), an indirect parent of Roche, and its subsidiaries and together with the Issuance Shares (as defined below), a majority of the outstanding Shares on a fully diluted basis, at a purchase price of $50.00 per Share, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 2, 2015, as subsequently amended or supplemented, and in the related Letter of Transmittal, as subsequently amended or supplemented, filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Schedule TO originally filed by Roche with the SEC on February 2, 2015 (the “Schedule TO”).

Item 3.03 Material Modification to Rights of Security Holders

The information contained in Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Resignation of independent registered public accounting firm

On April 6, 2015, Ernst & Young LLP (“Ernst & Young”) resigned as the Company’s independent registered public accounting firm, and Ernst & Young’s resignation was accepted and approved by the audit committee of the board of directors of the Company (the “Board”). Ernst & Young performs certain non-audit services for Roche and/or its affiliates, and, as such, has determined that it may cease to qualify as “independent” from the Company within the meaning of the federal securities laws and the rules and regulations thereunder following the Closing (as defined in the Transaction Agreement). Ernst & Young’s reports on the Company’s financial statements for the years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, there were no disagreements between the Company and Ernst & Young on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference to the disagreement in their reports.

During the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014 and through the date of this Current Report on Form 8-K, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has requested that Ernst & Young provide a letter to the SEC stating whether or not Ernst & Young agrees with the above statements. A copy of the letter, dated April 7, 2015, confirming Ernst & Young’s agreement with these statements is filed as Exhibit 16.1 to this Form 8-K.

(b)	Appointment of new independent registered public accounting firm

The audit committee of the Board approved KPMG LLP (“KPMG”) as the Company’s new independent public accounting firm, subject to KPMG completing its standard client engagement procedures and accepting the engagement, to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2015. As of the date of this report, KPMG is in the process of its standard client engagement procedures and has not accepted the engagement. During the fiscal years ended December 31, 2013 and December 31, 2014, and through the date hereof, the Company did not consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01 Change in Control of Registrant

The Offer expired at 12:00 midnight, New York City time, at the end of the day on Monday, April 6, 2015 (the “Expiration Date”), as scheduled and was not extended. All conditions to the Offer having been satisfied, on April 7, 2015, Roche accepted for payment 15,604,288 Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date (the “Acceptance Time”), for aggregate consideration of $780.2 million. Following the Acceptance Time and pursuant to the Transaction Agreement, on April 7, 2015, Roche completed its primary investment in the Company of $250 million in cash to purchase 5 million newly issued Shares (the “Issuance Shares”) at a price of $50.00 per Share (the “Issuance” and together with the Offer, the

“Investment”). Immediately following the Closing, Roche owned approximately 61% of the outstanding Shares and approximately 57% of the outstanding Shares on a fully diluted basis. Roche indicated in the Schedule TO that it used general corporate funds and/or contributions or advancements by its parent corporation and controlled affiliates to purchase Shares in the Investment.

Notwithstanding the Investment, the Company will remain an independent public company with the same management team as before the Investment, with Roche having the right to designate a minority of the directors on the Board pursuant to the Investor Rights Agreement described below. The Company also will continue to be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Shares will continue to be listed for trading on the NASDAQ Global Select Market.

Also on April 7, 2015 and as a result of the Closing, each of (i) the Investor Rights Agreement, dated as of January 11, 2015, by and among the Company, Roche and certain existing stockholders of the Company (the “Investor Rights Agreement”), (ii) the Amendment to the Second Amended and Restated Investors’ Rights Agreement, dated as of January 11, 2015, by and among the Company and certain existing stockholders of the Company (the “Amendment to Existing IRA”), (iii) the Tax Sharing Agreement, dated as of January 11, 2015, by and between the Company and Roche (the “Tax Sharing Agreement”), (iv) the Collaboration Agreement, dated as of January 11, 2015, by and between F. Hoffmann-La Roche Ltd (“Roche Basel”), Hoffmann-La Roche Inc. and the Company, (v) the U.S. Education Collaboration Agreement, dated as of January 11, 2015, by and between Genentech, Inc. and the Company, (vi) the Ex-U.S. Commercialization Agreement, dated as of January 11, 2015, by and between Roche Basel and the Company, and (vii) the Binding Term Sheet for an In Vitro Diagnostics (IVD) Agreement, dated as of January 11, 2015, by and between Roche Basel and the Company (the agreements described in clauses (iv) through (vii), collectively, the “Collaboration Agreements”), became effective pursuant to the terms of the respective agreement. For further information regarding the Investor Rights Agreement, the Amendment to Existing IRA, the Tax Sharing Agreement, and the Collaboration Agreements, reference is made to the Current Report on Form 8-K filed by the Company with the SEC on January 12, 2015, and its subsequent filings with the SEC under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers

In connection with the Closing, the size of the Board was increased to nine directors. The Board consists of three directors designated by Roche (including Daniel O’Day, Sandra J. Horning, M.D. and Michael D. Varney, Ph.D.) (the “Roche Designees”), and five of the existing directors of the Company (including Alexis Borisy (Chairman), Evan Jones, Michael J. Pellini, M.D., David Schenkein, M.D., and Krishna Yeshwant, M.D.), with one vacancy on the Board. Brook Byers resigned as a member of the Board and from all committees of the Board on which he served, effective as of the Closing. The vacancy on the Board will be filled following the Closing with an independent director to be agreed upon by the Company and Roche. The standing committees of the Board also were reconstituted as of the Closing as follows:

Audit Committee: Mr. Jones (Chairman), Dr. Schenkein and Dr. Yeshwant;

Compensation Committee: Mr. Borisy (Chairman), Mr. Jones and Dr. Yeshwant; and

Nominating and Corporate Governance Committee: Mr. Borisy (Chairman) and Dr. Yeshwant.

The Roche Designees will have observation rights with respect to the Board committees pursuant to the terms of the Investor Rights Agreement. For further information regarding the Board composition, reference is made to the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2015.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Investment, the Company’s Certificate of Incorporation was amended and restated to provide for, among other things, the declassification of the Board and the waiver of the corporate opportunity doctrine with respect to Roche and its affiliates. The amendments to the Certificate of Incorporation were approved by the Company’s stockholders at a special meeting of stockholders held on April 2, 2015. A copy of the Seventh Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure

On April 7, 2015, the Company issued a press release relating to the Investment. The full text of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Seventh Amended and Restated Certificate of Incorporation of Foundation Medicine, Inc.

16.1	Letter from Ernst & Young LLP dated April 7, 2015.

99.1	Press Release issued by Foundation Medicine, Inc. on April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015	Foundation Medicine, Inc.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President, General Counsel and Secretary